Exhibit I










                                FILING AGREEMENT


         Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the filing of this amendment to the Statement on Schedule 13D on behalf of SBC Communications Inc., a Delaware corporation and Southwestern Bell International Holdings (UK-1) Corporation, a Delaware corporation.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: September 14, 1998

                                        SBC COMMUNICATIONS INC.


                                        By:  /s/ Donald E. Kiernan
                                            -----------------------------------
                                            Name:  Donald E. Kiernan
                                            Title: Senior Vice President,
                                                   Treasurer and Chief
                                                   Financial Officer

                                        SOUTHWESTERN BELL INTERNATIONAL
                                        HOLDINGS (UK-1) CORPORATION


                                        By:  /s/ Roger W. Wohlert
                                            -----------------------------------
                                            Name:  Roger W. Wohlert
                                            Title: Treasurer